Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated May 4, 2011 (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Celera Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  May 4, 2011

BIOTECHNOLOGY VALUE FUND, L.P.		INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment manager

By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BIOTECHNOLOGY VALUE FUND II, L.P.		BVF X LLC

By:	BVF Partners L.P., its general partner	By:	Biotechnology Value Fund, L.P., member

By:	BVF Inc., its general partner	By:	BVF Partners L.P., its general partner

By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	President	By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BVF INVESTMENTS, L.L.C.		BVF PARTNERS L.P.

By:	BVF Partners L.P., its manager	By:	BVF Inc., its general partner

By:	BVF Inc., its general partner	By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	/s/ Mark N. Lampert		President
Mark N. Lampert
President

BVF INC.

/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
MARK N. LAMPERT		Mark N. Lampert
President